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                                                                     EXHIBIT 1.2

                                    FORM OF
                                TERMS AGREEMENT

                                             ___________, 200_

The Gillette Company
Prudential Tower Building
Boston, Massachusetts  02199

The Selling Stockholders named
  on Schedule II hereto

Dear Sirs and Mesdames:

     We (the "MANAGERS") are acting on behalf of the underwriter or underwriters (including ourselves) named in Schedule I hereto (such underwriter or underwriters being herein called the "UNDERWRITERS"), and we understand that certain stockholders named in Schedule II hereto (the "SELLING STOCKHOLDERS") of The Gillette Company, a Delaware corporation (the "COMPANY"), propose to sell an aggregate of _______ shares of Common Stock, par value $1.00 per share, of the Company (the "UNDERWRITTEN SHARES)," and, for the sole purpose of covering overallotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional ____ shares of Common Stock of the Company (the "OPTION SHARES"). The Underwritten Shares and the Option Shares, if any, are herein referred to as the "SHARES." The Shares will be issued subject to the provisions of the Underwriting Agreement Standard Provisions dated _______________, 2001 (the "UNDERWRITING AGREEMENT") between the Company, Selling Stockholders and the Underwriters.

     Subject to the terms and conditions set forth or incorporated by reference herein, each of the Selling Stockholders hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders at a purchase price per share of $[ ] (the "PURCHASE PRICE") the number of Underwritten Shares (to be adjusted by the Managers so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders offered opposite their respective names as set forth in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is


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the aggregate number of Underwritten Shares to be purchased by all the
Underwriters from all the Selling Stockholders hereunder.

     In addition, each of the Selling Stockholders agrees to, severally and not jointly, sell the Option Shares to the Underwriters on the basis of the representations and warranties set forth or incorporated by reference herein, but subject to the conditions set forth or incorporated by reference, and each Underwriter shall have the option to purchase severally and not jointly, from each of the Selling Stockholders at the Purchase Price relating to the applicable Underwritten Shares that portion of the number of Option Shares set forth herein opposite such Selling Stockholder's name as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Option Shares set forth herein opposite such Selling Stockholder's name by a fraction, the numerator of which is the product of (i) the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (ii) the total number of Option Shares to be purchased by the Underwriters and the denominator of which is the product of (i) the number of Underwritten Shares to be purchased by all the Underwriters from all the Selling Stockholders hereunder and (ii) the total number of Option Shares set forth in Schedule II hereto. Any such election to purchase Option Shares shall be made in proportion to the number of Option Shares to be sold by each Selling Stockholder.

     The Underwriters will pay for the Underwritten Shares upon delivery thereof to the account specified by the Selling Stockholders at 9:00 A.M. (New York City time) on ___________, 200_, or at such other time, not later than 5:00 p.m. (New York City time) on __________, 200_, as shall be designated by the Managers. The time and date of such payment and delivery are hereinafter referred to as the "CLOSING DATE."

     All provisions contained in the document entitled Underwriting Agreement Standard Provisions dated _______, 2001, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.


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     Please confirm your agreement by having an authorized officer sign a copy of this Terms Agreement in the space set forth below.

                                      Very truly yours,


                                      ----------------------------------------
                                      Goldman, Sachs & Co.


                                      MERRILL LYNCH, PIERCE, FENNER
                                      & SMITH INCORPORATED


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title: Authorized Signatory


Accepted:

THE GILLETTE COMPANY


By:
   ----------------------------------
   Name:
   Title:

Selling Stockholders

DI ASSOCIATES, L.P.

By: KKR Associates, as General Partner


By:
   ------------------------------------
   Name:
   Title:




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KKR PARTNERS II, L.P.

By: KKR Associates, as General Partner


By:
   ----------------------------------
   Name:
   Title:



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                                                                      SCHEDULE I

                                                                NUMBER OF SHARES
           UNDERWRITER                                          TO BE PURCHASED
           -----------                                          ----------------

Goldman, Sachs & Co. .........................................
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated ........................................
                                                                   ----------
Total.........................................................     [        ]
                                                                   ==========


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                                                                     SCHEDULE II

                                              NUMBER OF             NUMBER OF
         SELLING STOCKHOLDERS            UNDERWRITTEN SHARES      OPTION SHARES
         ---------------------           -------------------      -------------
DI Associates, L.P.                                                   [None]
KKR Partners II, L.P.                                                 [None]